EXHIBIT 23.1

                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Shelley, Int'l  C.P.A.
Certified Public Accountant


The Board of Directors
LeBlanc Petroleum, Incorporated


Dear Sirs:

This letter will authorize you to include the Audit of your company dated April 2, 2002, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Mark Shelley, C.P.A.
-----------------------
   Shelley Int'l, C.P.A.

April 2, 2002